Exhibit 99.1

NEWS RELEASE

Alliance Imaging, Inc.

Kenneth S. Ord

Executive Vice President

Chief Financial Officer

Howard Aihara

Vice President

Corporate Controller

(714) 688-7100

www.allianceimaging.com

ALLIANCE IMAGING

ANNOUNCES RETIREMENT

OF CHIEF FINANCIAL OFFICER

ANAHEIM, CA—March 30, 2004–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, today announced the retirement of Kenneth S. Ord, Executive Vice President and Chief Financial Officer, effective July 1, 2004.  Alliance Imaging will begin an immediate search for a Chief Financial Officer and Mr. Ord will assist in the transition of his duties to his successor.

Paul S. Viviano, Alliance Imaging’s Chairman of the Board, Chief Executive Officer, and President, said, “I wish to thank Ken for his exceptional leadership over the last six years.  Ken has been a valuable member of the executive management team of Alliance Imaging.  We wish him the best in his retirement.”

Mr. Ord has served as the Company’s Executive Vice President and Chief Financial Officer since November 1998, and served as Senior Vice President, Chief Financial Officer, and Secretary from January 1998 to November 1998.

Alliance Imaging, Inc. is a leading national provider of diagnostic imaging services.  Alliance provides imaging services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of free-standing imaging centers.  The Company had 472 diagnostic imaging systems, including 363 MRI systems, and 1,344 clients in 44 states at December 31, 2003.

This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

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